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                                                                 EXHIBIT (99)(a)
                           EVEREN CAPITAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints James R. Boris, Janet L. Reali and Arthur J.
McGivern, and each of them, each with full power to act without the others, and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all the shares of Common
Stock of EVEREN Capital Corporation (the "Company") that the undersigned would be entitled to vote, if personally present, at the Special Meeting of
Stockholders to be held on              , 1999 or any adjournment or
postponement thereof, upon such business as may properly come before the meeting, including the items set forth on the reverse side. The proxies may vote on other matters which may properly come before the meeting as determined by a majority of the Company's Board of Directors. All proxies previously given with respect to the shares covered hereby are hereby revoked.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER AND AS DETERMINED BY A MAJORITY OF THE
COMPANY'S BOARD OF DIRECTORS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME
BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE
PROPOSAL SET FORTH BELOW AND AS DETERMINED BY A MAJORITY OF THE COMPANY'S BOARD
OF DIRECTORS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

          PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
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                           EVEREN CAPITAL CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING BLACK INK ONLY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

1. Adoption of the Agreement and Plan of Merger dated as of April 25, 1999, as amended and restated as of May 27, 1999, between EVEREN Capital Corporation, First Union Delaware, Inc. and First Union Corporation.

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
    FOR         AGAINST        ABSTAIN
    / /           / /            / /

2. To consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

                                         IMPORTANT--THIS PROXY MUST BE SIGNED
                                         AND DATED BELOW

                                         Dated: ________________________________
                                         Signature(s) __________________________
                                         Please sign exactly as name appears
                                         hereon. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give full title as
                                         such. If a corporation or partnership,
                                         please sign in full corporation or
                                         partnership name by an authorized
                                         officer or person.

                            z FOLD AND DETACH HERE z

                            YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.